Exhibit 99.4

FOR IMMEDIATE RELEASE

Contact:

Andrew Mathias

President

-or-

Heidi Gillette

Director, Investor Relations

212.594.2700

SL GREEN REALTY CORP. ANNOUNCES

SALE OF RETAIL CONDO UNITS

New York, NY, October 27, 2011 - SL Green Realty Corp. (NYSE:  SLG) and its joint venture partner Jeff Sutton today announced an agreement to sell two retail condominium units at 141 Fifth Avenue for $46 million.

The two retail condominium units being sold represent all of the interests owned by the joint venture including the entire grade and a portion of lower level space, encompassing approximately 9,860 square feet in a luxury Flatiron residential property situated two blocks south of Madison Square Park.  SL Green’s purchase of 141 Fifth Avenue in September, 2005 was one of its first retail acquisitions with joint venture partner Jeff Sutton.

The transaction is expected to generate approximately $17.5 million in net proceeds to SL Green.

SL Green President Andrew Mathias commented, “SL Green continuously looks to take advantage of evolving market conditions to enhance both its office and retail portfolios with selective dispositions and acquisitions. We are very pleased with the growth and success of our retail platform and anticipate making more strategic investments in the near-term.”

The transaction is subject to certain closing conditions, including the lender’s approval of the transfer of ownership.  There can be no assurance as to when the conditions precedent contemplated in the sale agreement will be fulfilled, or that the transaction will be consummated.

Eastdil Secured represented the seller and Eastern Consolidated represented the purchaser in the pending transaction.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2011, SL Green owned interests in 58 Manhattan properties totaling more than 35.3 million square feet. This included ownership interests in 25.8 million square feet of commercial properties and debt and preferred equity investments secured by 9.5 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests and debt and preferred equity interests in 32 suburban assets totaling 7.3 million square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 465,000 square feet.

Forward-looking Statements

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York metropolitan real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York metropolitan area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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